UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

300 Concord Plaza Drive	78216-6999
San Antonio, Texas	(Zip Code)
(Address of principal executive offices)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 24, 2008, Tesoro Corporation (the “Company”) announced the departure of Otto C. Schwethelm as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. In connection therewith, the Board of Directors of the Company (the “Board”) approved a separation, consulting, and waiver of liability agreement (the “Agreement”) with Mr. Schwethelm.
The terms of the Agreement will become effective on the eighth day after executed by Mr. Schwethelm. Under the terms of the Agreement, Mr. Schwethelm will consult with the Company’s Chief Financial Officer from time to time at his request, but not more than 8 hours a week, on the Company’s 2008 year-end financial reporting and various accounting and finance matters that may arise. As consideration for his services, the Company will pay Mr. Schwethelm the sum of $33,333 per month for 6 months following the date of his separation. Mr. Schwethelm will also receive a one-time cash severance payment of $1,250,000, a pro-rated bonus in the event the Senior Vice Presidents of the Company are paid a cash bonus based on performance during the 2008 calendar year, and the applicable retirement benefits under the Company’s Amended and Restated Executive Security Plan as if he had attained the age of 55 on the date of his departure. The Agreement also includes confidentiality, non-disparagement, non-disclosure, non-solicitation and release of claims covenants and other details regarding outplacement services and the benefits coverage applicable to Mr. Schwethelm.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Also on November 20, 2008, the Company announced the appointment of Gregory A. Wright as the Company’s Chief Financial Officer, effective immediately. Mr. Wright, age 59, will also maintain his current duties as the Company’s Executive Vice President. Prior to his current role, Mr. Wright served as the Company’s Chief Financial Officer from April 2001 until June 2007.
The Company did not enter into any material plan, contract or arrangement with Mr. Wright in connection with his appointment as Chief Financial Officer. The existing compensation arrangements between the Company and Mr. Wright are set forth in the Company’s Proxy Statement filed with Securities and Exchange Commission on April 3, 2008.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Separation, Consulting, Waiver of Liability Agreement between Tesoro Corporation and Otto C. Schwethelm

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2008

TESORO CORPORATION
By:	/s/ Charles S. Parrish
Charles S. Parrish
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation, Consulting, Waiver of Liability Agreement between Tesoro Corporation and Otto C. Schwethelm